UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2008

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-28317

Delaware	94-3342784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Merger Agreement

On June 29, 2008, Digimarc Corporation (“Digimarc”) entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with L-1 Identity Solutions, Inc. (“L-1”) and Dolomite Acquisition Co., a wholly-owned subsidiary of L-1 (“Merger Sub”). Under the terms of the Merger Agreement, L-1 has agreed to acquire Digimarc for aggregate consideration of $310,000,000.

Pursuant to the terms and subject to the conditions of the Merger Agreement, on July 3, 2008, L-1 and Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of Digimarc, par value $0.001 per share, together with the associated preferred stock purchase rights (“Rights”) issued pursuant to that Rights Agreement, dated as of November 16, 2004, by and between Digimarc and Computershare Trust Company N.A. (formerly EquiServe Trust Company, N.A.), as amended by a First Amendment of Rights Agreement effective as of March 23, 2008 and a Second Amendment of Rights Agreement effective as of June 29, 2008 (as amended, the “Rights Agreement”) (the shares of common stock, together with the Rights, are referred to collectively as the “Shares”), at a price per share of $11.90 (the “Offer Price”), subject to any required withholding taxes. The Offer Price does not include the value attributable to the Spin-Off (as defined below) and is based on an estimated 26,050,000 Shares outstanding, including 3,862,000 Shares estimated to be issued upon exercises of stock options (“Stock Options”) to purchase Shares on or prior to the Spin-Off record date.  The Offer Price is subject to adjustment based on the total number of Shares outstanding after giving effect to the actual number of Shares issued upon exercise of Stock Options on or prior to the Spin-Off record date.

The Offer will remain open for at least 20 business days and may be extended in accordance with the terms of the Merger Agreement.  Prior to the expiration date of the Offer, Digimarc will contribute all of the assets related to its digital watermarking business, together with all of Digimarc’s cash, to a wholly owned subsidiary of Digimarc (“DMRC LLC”), the limited liability company interests of which will be (a) distributed to Digimarc’s stockholders in a taxable spin-off transaction, or (b) pending effectiveness of the Form 10 registration statement (the “Form 10”) filed in connection with the Spin-Off, transferred to a newly-created trust for the benefit of Digimarc’s stockholders (the “Trust Transfer”), (in each case, the “Spin-Off”).  Following the Spin-Off, DMRC LLC will merge with and into its wholly owned subsidiary (“DMRC Corporation”), and each limited liability company interest of DMRC LLC will be converted into one share of common stock of DMRC Corporation.  If the Trust Transfer occurs, the trust will distribute shares of DMRC Corporation common stock to Digimarc stockholders, upon effectiveness of the Form 10, which was filed with the Securities and Exchange Commission (“SEC”) on June 23, 2008.

Completion of the Offer will be subject to the terms and conditions set forth in the Merger Agreement, including satisfaction of the Minimum Condition (as defined in the Merger Agreement) and completion of the Spin-Off. The Minimum Condition requires that the number of Shares that have been validly tendered in connection with the Offer (other than Shares tendered by guaranteed delivery where actual delivery has not occurred) and not withdrawn prior to the expiration of the Offer represents more than 50% of the then issued and outstanding Shares on a fully-diluted basis. After the completion of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Digimarc (the “Merger”) and Digimarc will continue as the surviving corporation and a subsidiary of L-1.  Following the completion of the Offer, each Share that is issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned directly or indirectly by L-1, Merger Sub, or by Digimarc as treasury stock, which will be cancelled with no consideration issued in exchange therefore in the Merger, and Shares held by stockholders who have exercised rights to appraisal of such Shares) will be canceled and converted into the right to receive cash in an amount equal to the Offer Price.  In addition, all outstanding options to purchase shares of Common Stock will vest and become fully exercisable immediately prior to the record date for the Spin-Off, and each holder of an option to purchase shares of Digimarc common stock will be entitled to exercise such holder’s options immediately prior to the record date for the Spin-Off.

In the Merger Agreement, Digimarc has made customary representations and warranties and agreed to customary covenants.  The completion of the Merger is subject to completion of the Offer and other customary closing conditions.  The transaction is not subject to any financing condition.

In connection with the transactions contemplated by the Merger Agreement, each of the executive officers and a director of Digimarc entered into an amended and restated support agreement (the “Support Agreements”) with L-1 and Merger Sub, pursuant to which such individuals have undertaken to tender their Shares in connection with the Offer, and, to the extent required, vote to adopt the Merger Agreement and to take certain other actions in furtherance of the Offer and the Merger.

The Merger Agreement contains certain termination rights and provides that, depending on the circumstances under which the Merger Agreement is terminated, either Digimarc or L-1 may be required to pay the other party a termination fee in the amount of $10,850,000.  Either Digimarc or L-1 may be required to reimburse the other party’s expense, in specified circumstances, in an amount not to exceed $6,000,000.

In connection with the Spin-Off, DMRC LLC, DMRC Corporation and Digimarc will enter into a separation agreement, DMRC Corporation and Digimarc will enter into a transition services agreement and DMRC LLC and L-1 Identity Solutions Operating Company will enter into a license agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.  The Merger Agreement is attached to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Digimarc or the other parties thereto.  In particular, the assertions embodied in Digimarc’s representations and warranties contained in the Merger Agreement are qualified by information in the disclosure schedule provided by Digimarc and L-1 in connection with the signing of the Merger Agreement.  This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Digimarc and L-1 rather than establishing matters as facts.  Accordingly, investors and securityholders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Digimarc or L-1.

Additional Information and Where to Find It

The disclosure contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities.  The Offer is being made pursuant to a tender offer statement and related materials.  Digimarc stockholders are advised to read the tender offer statement and related materials filed by L-1 with the U.S. Securities and Exchange Commission (the “SEC”).  The tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) filed by L-1 with the SEC and the solicitation/recommendation statement filed by Digimarc with the SEC contain important information which should be read carefully before any decision is made with respect to the Offer.  The tender offer statement and the solicitation/recommendation statement will be mailed to all Digimarc stockholders of record.

The tender offer statement and related materials may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or by calling (212) 750-5833, and may also be obtained at no charge at www.l1id.com and www.digimarc.com and the website maintained by the SEC at http://www.sec.gov.

Forward Looking Statements

This report contains “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, particularly those statements regarding the effects of the proposed spin-off and the proposed merger and those preceded by the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import are statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors.  For instance, although Digimarc and L-1 have signed an agreement contemplating the Spin-Off of Digimarc’s digital watermarking business, L-1’ completion of the Offer and the Merger, there is no assurance that those transactions will be completed.  More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K and 10-Q, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2007 in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release.  Except as required by law, we undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Item 3.03  Material Modification to Rights of Security Holders.

On June 29, 2008, the Company entered into a Second Amendment of Rights Agreement (the “Amendment”) to its Rights Agreement, dated as of November 16, 2004, between the Company and Computershare Trust Company N.A. (formerly EquiServe Trust Company, N.A.), as amended by a First Amendment of Rights Agreement effective as of March 23, 2008  (the “Rights Agreement”), for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Support Agreements, the Spin-Off, the Offer, the Merger and the other transactions contemplated thereby.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated June 29, 2008, by and among Digimarc Corporation, L-1 Identity Solutions, Inc. and Dolomite Acquisition Co.

4.1	Second Amendment of Rights Agreement, effective as of June 29, 2008, made by Digimarc Corporation and acknowledged by Computershare Trust Company N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2008

DIGIMARC CORPORATION

	By:	/s/ Robert Chamness
		Name:	Robert Chamness
		Title:	Chief Legal Officer and Secretary

Exhibit	Description
2.1	Amended and Restated Agreement and Plan of Merger, dated June 29, 2008, by and among Digimarc Corporation, L-1 Identity Solutions, Inc. and Dolomite Acquisition Co.

4.1	Second Amendment of Rights Agreement, effective as of June 29, 2008, made by Digimarc Corporation and acknowledged by Computershare Trust Company N.A.